EXHIBIT 99.01 REVENUE SHARE AGREEMENT

REVENUE SHARE AGREEMENT

THIS REVENUE SHARE AGREEMENT (the “Agreement”), is made and entered into as of this of September 15th, 2019, by and between Freedom Enterprise, LLC, a limited liability company with an address of Sharja Media City, Office 10, Level 1 Sharjah, UAE (hereinafter “FE”), and Investview Inc. and their assigns, a Nevada Corporation (hereinafter “INVU”), a Nevada corporation, with a registered office located at 12 South 400 West, Third Floor, Salt Lake City, UT 84101.

WHEREAS, the parties entered a Joint Venture Agreement on March 5th, 2019, and terminated that agreement on September 15th, 2019, (“Termination”) herein attached as Exhibit B and

WHEREAS, INVU has successfully established the Joint Venture entities previously contemplated now known as APEX TEK LLC and SAFETEK LLC, each wholly owned by INVU, and

WHEREAS the parties mutually agree to enter this REVENUE SHARE AGREEMENT;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and commitments set forth herein, the parties hereto agree as follows:

PURPOSE

APEX TEK and SAFETEK have been formed for the purpose of acquiring, re-selling, and operating high-speed computer processing equipment for intense industry processing applications using a specific distribution model designed for distribution in the multi-level or network marketing sector and the unique structure of a leaseback from the purchasing party for deployment to our high-speed computing operations. APEX TEK will market and sell the product known as APEX and SAFETEK will lease back and deploy the equipment in a variety of data processing environments and applications.

CONTRIBUTIONS

The Parties have worked closely to establish the program, companies and structure. Both entities are in operation and the APEX product was officially launched through the joint efforts of the parties on August 31st, 2019.

RESPONSIBILITY OF PARTIES

a)	Jeremy Roma (FE) will become Vice President of APEX TEK LLC and President of SAFETEK LLC

b)	Ryan Smith is the President of APEX TEK LLC and Vice President of SAFETEK LLC.

c)	Mario Romano will be the Director of Finance for both APEX TEK LLC and SAFETEK LLC.

DISTRIBUTION OF PROFIT

Any and all net income generated by APEX TEK and SAFETEK jointly shall be distributed as defined and contained herein as Exhibit A Pricing Structure and Use of Proceeds.

INCOME FROM OWNED HARDWARE

The use of proceeds from the profit distribution will result in the ownership of equipment by SAFETEK and the output from the operation of this equipment is income to be distributed as defined and contained herein as Exhibit A Pricing Structure and Use of Proceeds.

SURPLUS PROCEEDS FROM LEASED HARDWARE

The equipment that is leased by SAFETEK from the purchaser may generate a surplus of proceeds after paying lease cost and the surplus shall be distributed as defined and contained herein as Exhibit A Pricing Structure and Use of Proceeds.

RESPONSIBILITIES OF THE PARTIES

The Parties will each have the following responsibilities under the Joint Venture:

a)	APEX TEK LLC, as the sales distribution for the hardware, will establish a bonus commission program acceptable and in line with network marketing bonus programs. Both FE and INVU will design and agree to the finalized bonus program.

b)	APEX TEK LLC, will pay the bonus program as designed and according to the agreed upon metrics between the parties.

c)	Monies for the Bonus Program will be sent to APEX TEK in a segregated account for the sole purpose of APEX Bonus Plan Payouts. The monies for the Bonus Program are defined in Exhibit A: Pricing Structure and Use of Proceeds. Any unused bonus program dollars will accumulate for future bonus payouts. These funds are to be used for the APEX Bonus Program payout and may only be used for other purposes upon the agreement of all parties. Unused Bonus Program dollars will eventually be transferred to the Reserve Account for profit distributions upon the agreement of all parties.

d)	The Company will provide FE the ability to submit an advisory company that will be referenced herein as “Advisor”.

e)	The Advisor will be over the product sales distribution channel and will provide the following services:

i.	Contribute to the recruitment of leaders currently not connected to Investview and its current subsidiaries

ii.	Support the current and future leadership in the recruiting process of new leaders

iii.	Assess, identify and propose the most qualified leader to occupy the top positions of the matrix

iv.	Source, Research and identify potential MLM companies for the hardware program where the Company will jointly participate with FE to select and enter agreements with the most appropriate candidates.

f)	APEX TEK will source, purchase and re-sell the components required for the APEX program.

g)	SAFETEK will structure the lease agreement for the consumer where the consumer is the Lessor and SAFETEK is the Lessee.

h)	SAFETEK will work in conjunction with a variety of deployment data centers for a number of data processing deployment applications.

i)	SAFETEK will repurchase equipment as per the terms of this Agreement.

j)	SAFETEK and APEX TEK will jointly manage, report and distribute the use of proceeds according to this Agreement and as defined in Exhibit A.

ADDITIONAL CONSIDERATION

FE has been provided additional consideration in the form of equity shares of INVU according to and based upon performance milestones which are defined herein on Exhibit C, Share Earnout Schedule.

LESSOR PRINCIPAL PROTECTION

FE and INVU agree to protect the principal equipment purchase for the Lessor in event of premature program, hardware, structure, regulatory, systemic, or operational failure. This provision will be known as the Lessor Principal Protection and will be offered by a third party selected by the Management Team.

FUTURE SUPPLIERS

The Company recognizes the need for on-going sourcing of additional vendors, technologies and service providers to ensure the ongoing viability of the SAFETek operations. The parties agree that the terms set forth herein will automatically apply to all new vendor contracts, agreements, work orders, products and services acquired.

FUTURE PRODUCTS, DIGITAL ASSETS, TECHNOLOGIES

The Company further recognizes that additional products, programs and unique services will be sourced and sold by the company. The parties agree that the terms set forth herein will automatically apply to all new, planned or perceived digital assets, products, and technologies delivered.

EXCLUSIVE AGREEMENT

The Company and FE agree that this is an Exclusive Agreement between the parties which may not be duplicated and offered by either party in any other agreement, arrangement, contract, company or representation. Any violation of this term by any of the parties, singularly or jointly would result in default of the agreement. All previous agreements between the parties relating to the matters addressed in this Agreement have been terminated and no longer have any force or effect.

TERM

The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect indefinitely or until terminated as provided in this Agreement in Section 13 Termination.

TERMINATION

a)	Termination upon Notice of Insolvency. A Party may suspend or terminate this Agreement immediately if a Party becomes insolvent or unable generally to pay its debts as they become due, makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee, custodian, or receiver.

b)	Default. In the event that either Party breaches a material provision under this Agreement, the non-defaulting Party may terminate this Agreement immediately and require the defaulting Party to indemnify the non-defaulting Party against all reasonable damages.

c)	Assets. In the event of the insolvency of Investview or APEX TEK LLC or SAFETek LLC, 50% of the company owned hardware will become the property of FE and may not be liquidated as an asset of Investview or its assigns.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to conflicts of law principles.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument.

SEVERABILITY

The Parties recognize the uncertainty of the law with respect to certain provisions of this Agreement and expressly stipulate that this Agreement will be construed in a manner that renders its provisions valid and enforceable to the maximum extent possible under applicable law. To the extent that any provisions of this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions will be deleted from this Agreement or modified so as to make them enforceable and the validity and enforceability of the remainder of such provisions and of this Agreement will be unaffected.

NOTICES

All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement: (i) when personally delivered; (ii) upon receipt of a telephone facsimile transmission or other method of electronic communication with a confirmed electronic transmission answer back; (iii) three (3) days after having been deposited in the mail, certified or registered, return receipt requested, postage prepaid; or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to a Party or their permitted assigns at the address for such Party first written above.

HEADINGS

Paragraph headings used in this Agreement are for reference only and shall not be used or relied upon in the interpretation of this Agreement.

ENTIRE AGREEMENT

This Agreement and its exhibits contain the entire agreement and understanding between the Parties, superseding all prior contemporaneous communications, representations, agreements, and understandings, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified in any manner except by written amendment executed by each Party hereto.

In Witness Whereof, the Parties have caused this Revenue Share Agreement to be duly executed and delivered as of the date first written above.

INVESTVIEW (INVU)

Name:	Annette Raynor
Title:	Chief Executive Officer

Name:	Mario Romano
Title:	Director of Finance

FE Freedom Enterprise, LLC

Name:	Jeremy Roma
Title:	Owner

EXHIBIT A

PRICING STRUCTURE AND USE OF PROCEEDS

DISTRIBUTION OF SALE PROCEEDS

Upon the sale of an APEX unit, (hereinafter “APEX”) proceeds shall be distributed as follows:

a)	The Management team will determine the price of the product and program and work together to source equipment which is anticipated to change from time to time.

b)	$1,000 will be paid to Investview/APEX TEK for each package purchased.

c)	Monies for the APEX Bonus Program will be segregated at the time of sale.

d)	Monies for the Protection Plan will be sent to initiate Protection Plan upon purchase.

e)	The remaining gross proceeds will be used by APEX TEK LLC to purchase additional hardware owned by the Company.

PROCEEDS FROM LEASED HARDWARE

The equipment that is leased by SAFETek from the customer (Lessor) will generate a monthly output that will be distributed as follows:

a)	$500 to pay the lease payment on the equipment

b)	An estimated $250 will be reserved for the bonus payout plan. This amount is subject to change over time as agreed to by all parties, but no change is anticipated at this time.

c)	Any surplus after the payments above have been satisfied will be paid out to position 1040, the top position in the Apex comp plan structure. Position 1040 is not an active building position, and all distributors and customers of 1040 are assigned to position 1041, to be used for bonus promotions for top Apex marketing leaders.

d)	In the event the monthly output does not meet the requirements of a) and b) above, the shortfall will be made up first from the output of Company owned (SAFETEK) equipment output and then from the Reserve Account.

e)	In the event the SAFETEK owned equipment (Company) output along with the leased customer equipment does not meet the required lease payments due, the parties will jointly be responsible to deposit the shortfall. FE will meet 50% of the obligation and the Company (INVU) will meet 50% of the obligation.

PROCEEDS FROM COMPANY-OWNED HARDWARE

The use of proceeds from the profit distribution will result in the ownership of equipment by SAFETEK and the output from the operation of this equipment is income to be distributed as follows:

a)	80% of the coin output derived from SAFETEK owned equipment after hosting fees will be used to re-purchase additional equipment.

b)	20% of the coin output derived from SAFETEK owned equipment after hosting fees will be deposited to reserve.

c)	Profit Distributions will be determined by mutual consent and made from the reserve account.

PROGRAM RESERVE ACCOUNT

Profit Distributions are made from the Program Reserve Account. Profit is defined as the funds available after all financial obligations have been met.

The parties understand that certain resources will need to be hired and/or acquired for the proper management of the companies and the costs of these resources will reduce the reserve account. The resources described are for the sole purpose of the management of the APEX TEK and SAFETEK activities to enable the APEX program. All expenses are reviewed and agreed to by the parties.

Some examples of this type of expense would be:

a)	A SAFETEK owned operating facility
b)	Purchase additional resources and assets
c)	Another example of a valid expense would be any taxes due as a result of the structure of the APEX program

Expense decisions will be proposed and agreed upon by the Senior Management team of APEX TEK and SAFETEK jointly. The Senior Management team includes the President, Vice President, and Director of Finance.

DISTRIBUTIONS

Profit Distributions are made from the Program Reserve Account. When a distribution is made, 50% of net profit will be made to FE and 50% will remain with Investview. Investview distributions received from SAFETek are then put into use by the Company for the Company in any fashion deemed necessary and according to the financial operational guidelines of Investview Inc.

EXHIBIT B

TERMINATION OF JOINT VENTURE AGREEMENT

TERMINATION OF JOINT VENTURE AGREEMENT

DATED AS OF MARCH 5, 2019

THIS TERMINATION OF JOINT VENTURE AGREEMENT DATED AS OF MARCH 5, 2019 (the “Termination”), is made and entered into as of September 16th, 2019, by and between AI Data Consultancy, LLC, a limited liability company with an address of Sharja Media City, Office 10, Level 1 Sharjah, UAE, and Freedom Enterprise, LLC, a limited liability company with an address of Sharja Media City, Office 10, Level 1 Sharjah, UAE (hereinafter referred to together as “AIFE”), and Investview Inc. and its assigns, a Nevada corporation (hereinafter “INVU”), with a registered office located at 12 South 400 West, Third Floor, Salt Lake City, UT 84101.

WHEREAS, AIFE and INVU entered into a Joint Venture Agreement dated March 5, 2019 (the “Joint Venture Agreement”);

WHEREAS, AIFE and INVU have determined that it is in each of their best interests to terminate the Joint Venture Agreement and all related agreements other than a Revenue Share Agreement between INVU and Freedom Enterprise, LLC entered in September 2019;

WHEREAS, AI Data Consultancy has agreed that it will return the 200,000,000 shares of INVU’s common stock issued to it under the Joint Venture Agreement for cancelation upon execution of this Termination; and

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and commitments set forth herein, the parties hereto agree as follows:

1.	The Joint Venture Agreement is hereby terminated and neither AIFE nor INVU will have any further rights or obligations thereunder. Each of AIFE and INVU acknowledges that this Termination is supported by consideration and constitutes the valid and binding termination of the Joint Venture Agreement.

2.	AI Data Consultancy agrees that immediately upon execution of this Termination, it will return the 200,000,000 shares issued to it under the Joint Venture Agreement to INVU for cancellation.

IN WITNESS WHEREOF, each of the parties has caused this Termination to be signed and delivered by its duly authorized officer, effective as of the date first set forth above.

INVESTVIEW INC. (INVU)		AIFE AI Data Consultancy, LLC

By:		By:
Name:	Annette Raynor	Name:	Carlos Benvenuti
Title:	Chief Executive Officer	Title:	Owner

Freedom Enterprise, LLC
By:		By:
Name:	Mario Romano	Name:	Jeremy Roma
Title:	Director of Finance	Title:	Owner

EXHIBIT C

SHARE EARNOUT SCHEDULE

FE has been issued 200,000,000 shares upon the signing and execution of the joint venture agreement which is now governed by this Revenue Share Agreement in whole.

The shares will be subject to forfeiture according to the following earnout table.

APEX Earnings	Share Award
$2,500,000	50,000,000
$10,000,000	50,000,000
$15,000,000	50,000,000
$20,000,000	50,000,000
Total Award	200,000,000

1.	APEX earnings are defined as profit net expenses derived by APEX TEK and SAFETek operations which is accretive to Investview.

2.	The shares are restricted from transfer or sale until earnout is achieved.

3.	The earnout must be achieved within 5 years of issuance. Shares not earned within 5 years will be forfeited.

4.	The share award will be restricted stock that can only be sold in accordance with an available exemption from the registration requirements.